Exhibit 99.1

LaBarge, Inc. Reports Results for Fiscal 2009 Fourth Quarter and Full Year

ST. LOUIS--(BUSINESS WIRE)--August 27, 2009--LaBarge, Inc. (NYSE Amex: LB) today reported financial results for the fiscal 2009 fourth quarter and full year ended June 28, 2009.

“The prolonged economic recession interrupted LaBarge’s growth trajectory in fiscal 2009 and, as anticipated, drove the Company’s sales, earnings and backlog below prior-year levels. Although we are disappointed in our fiscal 2009 financial results, we believe we are managing the business prudently and effectively in this challenging environment. Our healthy financial condition, strong pipeline of new business opportunities and outstanding operational performance validate our confidence in LaBarge’s excellent long-term business and financial prospects,” said Craig LaBarge, chief executive officer and president.

Fiscal 2009 fourth-quarter net sales were $64,753,000, compared with record quarterly net sales of $77,801,000 generated in the fiscal 2008 fourth quarter. Fiscal 2009 fourth-quarter net sales included $12,107,000 contributed by the Company’s Appleton, Wisconsin, facility, which was acquired in December 2008. Fiscal 2009 fourth-quarter net earnings were $2,608,000, or $0.16 per diluted share, compared with record quarterly earnings of $4,577,000, or $0.28 per diluted share, in the fiscal 2008 fourth quarter. Fiscal 2009 fourth-quarter net earnings include an after-tax loss of $216,000, or $0.02 per diluted share, from the Appleton acquisition.

Net sales for the 2009 fiscal year ended June 28, 2009 were $273,368,000, including $25,914,000 from the Appleton acquisition, compared with a record $279,485,000 in fiscal 2008. Fiscal 2009 net earnings were $10,338,000, or $0.64 per diluted share, compared with record full-year earnings of $14,827,000, or $0.92 per diluted share, in fiscal 2008. The Company’s fiscal 2009 net earnings include an after-tax net loss of $289,000, or $0.02 per diluted share, recorded by the Appleton acquisition. Also reflected in the Company’s fiscal 2009 net earnings is a second-quarter one-time after-tax net charge of $3,739,000, or $0.23 per diluted share, related to the bankruptcy filing of Eclipse Aviation Corporation, a former customer. Excluding the Eclipse charge, fiscal 2009 net earnings were $14,077,000, or $0.87 per diluted share.

Gross margin in the fiscal 2009 fourth quarter was 17.9 percent, down from 19.5 percent in the comparable period a year earlier, primarily due to much lower sales volume in the fiscal 2009 quarter. Gross margin for the 2009 full fiscal year was 18.6 percent, compared with 19.7 percent in fiscal 2008. The decline in fiscal 2009 gross margin was the result of lower sales volume, particularly in the fourth quarter, and the Eclipse bankruptcy. Excluding the impact of the Eclipse-related charge, fiscal 2009 full-year gross margin was 20.1 percent.

Selling, general and administrative (SG&A) expense as a percentage of sales was 10.9 percent in the fiscal 2009 fourth quarter versus 9.6 percent in the fiscal 2008 fourth quarter and 10.8 percent in the fiscal 2009 third quarter. In actual dollars, fiscal 2009 fourth-quarter SG&A expense decreased $386,000, or 5.2 percent, from the previous year’s fourth quarter. For the full fiscal year, SG&A expense as a percentage of sales was 12.0 percent in fiscal 2009 versus 10.6 percent in fiscal 2008. In actual dollars, fiscal 2009 full-year SG&A expense increased $3,253,000, or 11.0 percent, from the fiscal 2008 level. The increase includes $2,134,000 related to the Appleton acquisition and $1,883,000 attributable to the Eclipse-related charge.

As a percentage of sales, operating income (defined as net sales less cost of sales and SG&A) was 7.0 percent in the fiscal 2009 fourth quarter versus 9.9 percent in the fiscal 2008 fourth quarter and 9.5 percent in the fiscal 2009 third quarter. For the full fiscal year, operating income was 6.6 percent in fiscal 2009 versus 9.1 percent in fiscal 2008. Excluding the impact of the Eclipse-related charges, operating income in fiscal 2009 was 8.8 percent of sales.

Interest expense in the fiscal 2009 fourth quarter was $483,000, compared with $253,000 in the fiscal 2008 fourth quarter and $508,000 in the fiscal 2009 third quarter. For the full fiscal year, interest expense was $1,294,000 in fiscal 2009 versus $1,459,000 in fiscal 2008, reflecting lower average interest rates in fiscal 2009.

Net cash flow from operating activities was $4,177,000 in the fiscal 2009 fourth quarter, compared with $12,910,000 in the fiscal 2008 fourth quarter and 12,156,000 in the fiscal 2009 third quarter. For the full fiscal year, net cash flow from operating activities was $29,620,000 in fiscal 2009 versus $18,047,000 in fiscal 2008. The higher full-year net cash flow from operating activities in fiscal 2009 was largely attributable to reductions in accounts receivable and inventory, higher depreciation and amortization related to the Appleton acquisition, and lower estimated tax payments. Offsetting cash flow from operations during fiscal 2009 was record capital expenditures of $10,800,000, including new manufacturing equipment and facility upgrades, to increase operating efficiencies and expand capabilities.

Total debt at June 28, 2009 was $45,488,000, compared with $45,528,000 at March 29, 2009 and $15,629,000 at June 29, 2008. The increase in debt from the June 29, 2008 level is the result of the Company’s $45,074,000 cash acquisition of its Appleton operation. Stockholders’ equity at June 28, 2009 was $103,151,000, compared with $100,295,000 at March 29, 2009, and $91,469,000 at June 29, 2008.

Business Overview

Including the Appleton acquisition, shipments to customers in the defense, natural resources, industrial and medical market sectors comprised 92 percent of LaBarge’s fiscal 2009 net sales. “The Appleton acquisition added significant new customers and expands LaBarge's presence in the medical, natural resources and industrial market sectors,” said Mr. LaBarge.

Shipments to defense customers comprised the largest portion of fiscal 2009 net sales at 46 percent, compared with 38 percent in fiscal 2008. In actual dollars, fiscal 2009 sales from the defense market sector increased 18 percent from the previous fiscal year, reflecting increased shipments from a variety of defense programs.

Shipments to natural resources customers represented 18 percent of fiscal 2009 net sales versus 23 percent in fiscal 2008. In actual dollars, fiscal 2009 sales from the natural resources market sector declined 23 percent compared with the previous fiscal year, due to overall weakness in the sector. Approximately 19 percent of fiscal 2009 natural resources sales was attributable to the Appleton acquisition.

Shipments to industrial customers represented 18 percent of net sales in both the 2009 and 2008 fiscal years. In actual dollars, fiscal 2009 sales from the industrial market sector declined 3 percent from the previous year due to overall weakness in the sector. Approximately 5 percent of fiscal 2009 industrial sales was attributable to the Appleton acquisition.

Shipments to medical customers represented 9 percent of fiscal 2009 net sales versus 7 percent in fiscal 2008. In actual dollars, Fiscal 2009 sales from the medical sector grew 24 percent compared with fiscal 2008, primarily due to the addition of the Appleton operation which contributed approximately 35 percent of fiscal 2009 medical sales.

Shipments to commercial aerospace customers were 3 percent of fiscal 2009 revenues, compared with 8 percent in fiscal 2008. In actual dollars, fiscal 2009 sales from the commercial aerospace market sector declined 55 percent compared with fiscal 2008, due to cessation of shipments to Eclipse Aviation in the fiscal 2009 second quarter.

Backlog at June 28, 2009 was $168,008,000, compared with $221,293,000 a year earlier and $185,602,000 at March 29, 2009. “The backlog decline is the result of continued weakness in key market sectors and a fiscal 2009 second-quarter reduction of $39,566,000 due to the removal of Eclipse orders. The current-year weakness is primarily attributable to the industrial and natural resources market sectors where the majority of our business is tied to capital equipment purchases, which many customers have deferred,” said Mr. LaBarge.

Commentary and Outlook

“Although down from the previous fiscal year’s levels, fiscal 2009 results were bolstered by strength in the defense and medical market sectors, excellent operating efficiencies, internal cost reductions, and the acquisition of our Appleton facility. The current business environment remains challenging and we anticipate that sales and earnings in our fiscal 2010 first quarter will be down from fiscal 2009 fourth-quarter levels. However, on a brighter note, based on the visibility we have today, we believe the fiscal 2009 fourth quarter and current-year first quarter represent the bottom. Bookings in the first quarter have strengthened from fourth-quarter levels and, based on this improvement, we expect sales and earnings to follow suit in the second quarter,” said Mr. LaBarge.

Today’s Conference Call Webcast

Today, at 11 a.m. Eastern time, LaBarge will host a live audio webcast of its discussion with the investment community regarding financial results for the Company’s fiscal 2009 fourth quarter and full year. The webcast can be accessed on the Internet through http://viavid.net/dce.aspx?sid=00006688 and the investor relations calendar area of http://www.labarge.com. Following the live discussion, a replay of the webcast will be available at the same locations on the Internet. Any financial or statistical information presented during the call, including any non-GAAP financial measures, the most directly comparable GAAP measures and reconciliation to GAAP results, can be accessed via the news and events area of http://www.labarge.com.

About LaBarge, Inc.

LaBarge, Inc. is a broad-based provider of electronics to technology-driven companies in diverse industrial markets. The Company provides its customers with sophisticated electronic and electromechanical products through contract design and manufacturing services. Headquartered in St. Louis, LaBarge has operations in Arkansas, Missouri, Oklahoma, Pennsylvania, Texas and Wisconsin. The Company’s Web site address is http://www.labarge.com.

(Financial tables follow.)

LA BARGE, INC. CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (amounts in thousands - except per-share amounts)

	Three Months Ended		Twelve Months Ended
	June 28,	June 29,	June 28,	June 29,
	2009	2008	2009	2008
Net sales	$64,753	$77,801	$273,368	$279,485

Costs and expenses:
Cost of sales	53,141	62,594	222,583	224,498
Selling and administrative expense	7,070	7,456	32,810	29,557
Interest expense	483	253	1,294	1,459
Other expense (income), net	(6)	80	14	133
Earnings before income taxes	4,065	7,418	16,667	23,838
Income tax expense	1,457	2,841	6,329	9,011

Net earnings	$2,608	$4,577	$10,338	$14,827

Basic net earnings per common share	$0.17	$0.30	$0.67	$0.98

Average common shares outstanding	15,651	15,171	15,498	15,198

Diluted net earnings per share	$0.16	$0.28	$0.64	$0.92

Average diluted common shares outstanding	16,029	16,115	16,044	16,138

LA BARGE, INC. CONSOLIDATED BALANCE SHEETS (amounts in thousands -- except share and per-share amounts)

	June 28, 2009	June 29, 2008
ASSETS	(Unaudited)

Current assets:
Cash and cash equivalents	$4,297	$1,646
Accounts and other receivables, net	37,573	40,778
Inventories	54,686	66,927
Prepaid expenses	1,090	1,245
Deferred tax assets, net	3,055	1,960
Total current assets	100,701	112,556

Property, plant and equipment, net	30,624	17,248
Intangible assets, net	11,255	1,548
Goodwill, net	43,457	24,292
Other assets, net	4,798	4,828
Total assets	$190,835	$160,472

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$ ---	$10,500
Current maturities of long-term debt	6,162	4,682
Trade accounts payable	18,354	22,684
Accrued employee compensation	10,957	13,494
Other accrued liabilities	2,483	2,552
Cash advances from customers	6,738	11,897
Total current liabilities	44,694	65,809
Long-term advances from customers for purchase of materials	47	622
Deferred tax liabilities, net	1,885	---
Deferred gain on sale of real estate and other liabilities	1,732	2,125
Long-term debt	39,326	447

Stockholders’ equity:
Common stock, $0.01 par value. Authorized 40,000,000 shares; 15,958,839 issued at June 28, 2009 and 15,773,253 at June 29, 2008, including shares in treasury	160	158
Additional paid-in capital	14,700	16,547
Retained earnings	88,939	78,601
Accumulated other comprehensive loss	(141)	---
Less cost of common stock in treasury; 56,765 at June 28, 2009 and 419,503 at June 29, 2008	(507)	(3,837)

Total stockholders’ equity	103,151	91,469

Total liabilities and stockholders’ equity	$190,835	$160,472

LA BARGE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (amounts in thousands)

	Fiscal Year Ended
	June 28, 2009		June 29, 2008
Cash flows from operating activities:
Net earnings		$10,338		$14,827
Adjustments to reconcile net cash provided by operating activities, net of effects of acquisition:
Depreciation and amortization		6,930		5,290
Gain on sale of real estate		---		---
Amortization of deferred gain on sale of real estate		(481)		(481)
Loss on disposal of property, plant and equipment		108		45
Stock-based compensation		1,128		1,445
Other than temporary impairment of investments		26		59
Deferred taxes		790		361
Changes in operating assets and liabilities:
Accounts and notes receivable, net		10,480		(10,574)
Inventories		18,589		(7,210)
Prepaid expenses		259		1,088
Trade accounts payable		(9,794)		3,531
Accrued liabilities		(3,018)		2,350
Advance payments from customers		(5,735)		7,316
Net cash provided by operating activities		29,620		18,047

Cash flows from investing activities:
Acquisition, net of cash acquired		(45,074)		---
Additions to property, plant and equipment		(10,799)		(4,840)
Proceeds from disposal of property and equipment and other assets		25		130
Additions to other assets and intangibles		(652)		(480)
Proceeds from sale of real estate		---		---
Proceeds from surrender of insurance policy		---		---
Other investing activities		---		5
Net cash (used) provided by investing activities		(56,500)		(5,185)

Cash flows from financing activities:
Borrowings on revolving credit facility		50,050		91,278
Payments of revolving credit facility		(60,550)		(95,603)
Excess tax benefits from stock option exercises		3,083		213
Remittance of minimum taxes withheld as part of a net share
settlement of stock option exercises		(1,689)		---
Borrowings of long-term debt		42,014		---
Repayments of long-term debt		(1,654)		(6,302)
Transaction costs related to bank financing		(274)		---
Issuance of treasury stock		2,055		781
Purchase of treasury stock		(3,504)		(1,975)
Net cash provided (used) by financing activities		29,531		(11,608)
Net increase (decrease) in cash and cash equivalents		2,651		1,254

Cash and cash equivalents at beginning of fiscal year		1,646		392
Cash and cash equivalents at end of fiscal year		$4,297		$1,646

Non-cash investing transactions:
Increase in capital lease obligations	$	---	$	---

LA BARGE, INC. SCHEDULE I UNAUDITED RECONCILIATION OF GAAP RESULTS TO NON-GAAP MEASURES TWELVE MONTHS ENDED JUNE 28, 2009 (amounts in thousands, except per-share amounts)

	Non-GAAP
	Pre-Charge	Adjustments	Post-Charge
	Operating	for Eclipse	GAAP
	Results	Charge	Results
Net sales	$273,368	$--	$273,368
Costs and expenses:
Cost of sales	218,357	4,226 (1)	222,583
Selling and administrative expense	30,927	1,883 (2)	32,810
Interest expense	1,294	--	1,294
Other expense, net	14	--	14
Earnings before income taxes	22,776	(6,109)	16,667
Income tax expense	8,699	(2,370)	6,329
Net earnings	$14,077	$(3,739)	$10,338
Diluted net earnings per share	$0.87	$(0.23)	$0.64

(1) Write-down of Eclipse inventory (2) Write-off of Eclipse accounts receivable ($3,676) and reduction of accrued incentive compensation ($1,793)

The non-GAAP financial measures are presented to assist investors in evaluating the operating performance of the Company and the impact that a non-recurring event – the bankruptcy of Eclipse Aviation – had on financial results in the periods presented.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect LaBarge, Inc.'s operating results. These risks and factors are set forth in documents LaBarge, Inc. files with the Securities and Exchange Commission, specifically in the Company's most recent Annual Report on Form 10-K and other reports it files from time to time. These forward-looking statements speak only as of the date such statements were made, or as of the date of the report or document in which they are contained, and the Company undertakes no obligation to update such information.

CONTACT:
LaBarge, Inc.
Colleen Clements, 314-997-0800, ext. 409
colleen.clements@labarge.com